                                   SCHEDULE B

                         SHAREHOLDERS SERVICES AGREEMENT

                              COMPENSATION SCHEDULE

                      DELAWARE INVESTMENTS FAMILY OF FUNDS

                          EFFECTIVE AS OF MAY 15, 2003


 1. Delaware Service Company, Inc. ("DSC") will determine and report to the Fund, at least annually, the compensation for services to be provided to the Fund for DSC's forthcoming fiscal year or period.

 2. In determining such compensation, DSC will fix and report a fee to be charged per account for services provided. DSC will bill, and the Fund will pay, such compensation monthly.

 3. Except as otherwise provided in paragraphs 4 and 5 below, the charge consists of an annual per account charge for: (a) each open and closed account on DSC's records and each account held on a sub-accounting system maintained by firms that hold accounts on an omnibus basis ("Shareholder Accounts"); and (b) each account on a retirement processing system ("Retirement Accounts"). These charges are as follows:

                     Shareholder Accounts        $21.25            Per Annum
                     Retirement Accounts         $30.00            Per Annum

         These charges will be assessed monthly on a pro rata basis and will be determined using the number of Shareholder and Retirement Accounts maintained as of the last calendar day of each month.

4. DSC's compensation for providing services to the Series of Delaware VIP Trust (the "VIP Trust") will be 0.01% of average daily net assets per Series annually. DSC will bill, and the VIP Trust will pay, such compensation monthly.

5. DSC's compensation for providing services to the Portfolios of Delaware Pooled Trust (the "Trust") (other than The Real Estate Investment Trust Portfolio) will be 0.01% of average daily net assets per Portfolio annually. DSC will bill, and the Trust will pay, such compensation monthly. Notwithstanding anything in this paragraph to the contrary, DSC's compensation for The Real Estate Investment Trust Portfolio will be as set forth in paragraph 3 above.

AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.                       DELAWARE GROUP FOUNDATION FUNDS
                                                     for its series set forth in Schedule
                                                     A to this Agreement



By: /s/Douglas L. Anderson                           By: /s/David K. Downes
    ----------------------                               -----------------------
Name:  Douglas L. Anderson                           Name:  David K. Downes
Title: Senior Vice President/Operations              Title: President

                                AMENDMENT NO. 27
                                       to
                                   SCHEDULE A
                                       of
                      DELAWARE INVESTMENTS FAMILY OF FUNDS*
                            FUND ACCOUNTING AGREEMENT

Delaware Group Adviser Funds
         Delaware Diversified Income Fund (New)
         Delaware U.S. Growth Fund

Delaware Group Cash Reserve
         Delaware Cash Reserve Fund

Delaware Group Equity Funds I (formerly Delaware)
         Delaware Balanced Fund (formerly Delaware Fund)
         Delaware Devon Fund

Delaware Group Equity Funds II (formerly Decatur)
         Delaware Decatur Equity Income Fund (formerly Decatur Income Fund)
         Delaware Diversified Value Fund (New)
         Delaware Growth and Income Fund (formerly Decatur Total Return Fund)
         Delaware Social Awareness Fund (formerly Quantum Fund) (New)

Delaware Group Equity Funds III (formerly Trend)
         Delaware American Services Fund (New)
         Delaware Focused Value Fund (formerly Delaware Research Fund) (New)
         Delaware Focused Growth Fund (formerly Large Cap Growth Fund) (New)
         Delaware Health Care Fund (New)
         Delaware Small Cap Growth Fund (New)
         Delaware Technology and Innovation Fund (New)
         Delaware Trend Fund

Delaware Group Equity Funds IV (formerly DelCap)
         Delaware Diversified Growth Fund (formerly Capital Appreciation Fund) (New)
         Delaware Growth Opportunities Fund (formerly DelCap Fund)

Delaware Group Equity Funds V (formerly Value)
         Delaware Dividend Income Fund (formerly Delaware Retirement Income Fund) (New)
         Delaware Small Cap Contrarian Fund (New)
         Delaware Small Cap Value Fund (formerly Value Fund)

_________________
         *Except as otherwise noted, all Portfolios included on this Schedule A are Existing Portfolios for purposes of the compensation described on Schedule B to that Fund Accounting Agreement between Delaware Service Company, Inc. and the Delaware Investments Family of Funds dated as of August 19, 1996 ("Agreement"). All portfolios added to this Schedule A by amendment executed by a Company on behalf of such Portfolio hereof shall be a New Portfolio for purposes of Schedule B to the Agreement.

Delaware Group Foundation Funds (New)
         Delaware Balanced Allocation Portfolio (formerly Delaware Balanced Portfolio) (New)
         Delaware Growth Allocation Portfolio (formerly Delaware Growth Portfolio) (New)
         Delaware Income Allocation Portfolio (formerly Delaware Income Portfolio) (New)
         Delaware S&P 500 Index Fund (New)

Delaware Group Global & International Funds
         Delaware Emerging Markets Fund (New)
         Delaware International Small Cap Value Fund (formerly Delaware International Small Cap Fund) (New)
         Delaware International Value Equity Fund (formerly Delaware International Equity Fund)

Delaware Group Government Fund
         Delaware American Government Bond Fund (formerly, Government Income Series and U.S.
         Government Fund)

Delaware Group Income Funds (formerly Delchester)
         Delaware Corporate Bond Fund (New)
         Delaware Delchester Fund
         Delaware Extended Duration Bond Fund (New)
         Delaware High-Yield Opportunities Fund (New)
         Delaware Strategic Income Fund (New)

Delaware Group Limited-Term Government Funds
         Delaware Limited-Term Government Fund

Delaware Group State Tax-Free Income Trust (formerly DMCT Tax-Free Income Trust-Pennsylvania)
         Delaware Tax-Free Pennsylvania Fund

Delaware Group Tax-Free Fund
         Delaware Tax-Free Insured Fund
         Delaware Tax-Free USA Fund
         Delaware Tax-Free USA Intermediate Fund

Delaware Group Tax-Free Money Fund
         Delaware Tax-Free Money Fund

Delaware Pooled Trust
         The All-Cap Growth Equity Portfolio (New)
         The Core Plus Fixed Income Portfolio (New)
         The Emerging Markets Portfolio (New)
         The Global Equity Portfolio (New)
         The Global Fixed Income Portfolio The High-Yield Bond Portfolio (New)
         The Intermediate Fixed Income Portfolio (formerly The Fixed Income Portfolio)
         The International Equity Portfolio
         The International Fixed Income Portfolio (New)
         The International Large-Cap Equity Portfolio (New)
         The International Small-Cap Portfolio (New)
         The Labor Select International Equity Portfolio
         The Large-Cap Growth Equity Portfolio (New)
         The Large-Cap Value Equity Portfolio (formerly The Defensive Equity Portfolio)
         The Mid-Cap Growth Equity Portfolio (formerly The Aggressive Growth Portfolio)
         The Real Estate Investment Trust Portfolio
         The Real Estate Investment Trust Portfolio II (New)

         The Small-Cap Growth Equity Portfolio (New)
         The Small-Cap Growth II Equity Portfolio (New)
         The Small-Cap Value Equity Portfolio (New)

Delaware VIP Trust (formerly Delaware Group Premium Fund)
         Delaware VIP Balanced Series (formerly Delaware Balanced Series and Delaware Series)
         Delaware VIP Capital Reserves Series
         Delaware VIP Cash Reserve Series
         Delaware VIP Diversified Income Series (New)
         Delaware VIP Emerging Markets Series (New)
         Delaware VIP Global Bond Series (New)
         Delaware VIP Growth Opportunities Series (formerly DelCap Series)
         Delaware VIP High Yield Series (formerly Delchester Series)
         Delaware VIP International Value Equity Series (formerly International Equity Series)
         Delaware VIP REIT Series (New)
         Delaware VIP Select Growth Series (formerly Aggressive Growth Series) (New)
         Delaware VIP Small Cap Value Series (formerly Value Series)
         Delaware VIP Social Awareness Series (formerly Quantum Series) (New)
         Delaware VIP Trend Series
         Delaware VIP U.S. Growth Series (New)

Voyageur Insured Funds
         Delaware Tax-Free Arizona Insured Fund (New)
         Delaware Tax-Free Minnesota Insured Fund (New)

Voyageur Intermediate Tax Free Funds
         Delaware Tax-Free Minnesota Intermediate Fund (New)

Voyageur Investment Trust
         Delaware Tax-Free California Insured Fund (New)
         Delaware Tax-Free Florida Fund (New)
         Delaware Tax-Free Florida Insured Fund (New)
         Delaware Tax-Free Missouri Insured Fund (New)
         Delaware Tax-Free Oregon Insured Fund (New)

Voyageur Mutual Funds
         Delaware Minnesota High-Yield Municipal Bond Fund (New)
         Delaware National High-Yield Municipal Bond Fund (New)
         Delaware Tax-Free Arizona Fund (New)
         Delaware Tax-Free California Fund (New)
         Delaware Tax-Free Idaho Fund (New)
         Delaware Tax-Free New York Fund (New)

Voyageur Mutual Funds II
         Delaware Tax-Free Colorado Fund (New)

Voyageur Mutual Funds III
         Delaware Core Equity Fund (formerly Delaware Growth Stock Fund) (New)
         Delaware Select Growth Fund (formerly Delaware Aggressive Growth Fund) (New)

Voyageur Tax Free Funds
         Delaware Tax-Free Minnesota Fund (New)

Dated as of October 1, 2003

DELAWARE SERVICE COMPANY, INC.                      DELAWARE GROUP ADVISER FUNDS
                                                    DELAWARE GROUP CASH RESERVE
                                                    DELAWARE GROUP EQUITY FUNDS I
By:    Michael P. Bishof                            DELAWARE GROUP EQUITY FUNDS II
       ------------------------------------------
Name:  Michael P. Bishof                            DELAWARE GROUP EQUITY FUNDS III
Title: Senior Vice President/Investment Accounting  DELAWARE GROUP EQUITY FUNDS IV
                                                    DELAWARE GROUP EQUITY FUNDS V
                                                    DELAWARE GROUP FOUNDATION FUNDS
                                                    DELAWARE GROUP GLOBAL &
                                                         INTERNATIONAL FUNDS
                                                    DELAWARE GROUP GOVERNMENT FUND
                                                    DELAWARE GROUP INCOME FUNDS
                                                    DELAWARE GROUP LIMITED-TERM
                                                         GOVERNMENT FUNDS
                                                    DELAWARE GROUP STATE TAX-FREE INCOME
                                                         TRUST
                                                    DELAWARE GROUP TAX-FREE FUND
                                                    DELAWARE GROUP TAX-FREE MONEY FUND
                                                    DELAWARE POOLED TRUST
                                                    DELAWARE VIP TRUST
                                                    VOYAGEUR INSURED FUNDS
                                                    VOYAGEUR INTERMEDIATE TAX FREE FUNDS
                                                    VOYAGEUR INVESTMENT TRUST
                                                    VOYAGEUR MUTUAL FUNDS
                                                    VOYAGEUR MUTUAL FUNDS II
                                                    VOYAGEUR MUTUAL FUNDS III


                                                    By:    Jude T. Driscoll
                                                           ---------------------
                                                    Name:  Jude T. Driscoll
                                                    Title: Chairman